Exhibit 10.1

INITIAL PORTFOLIO PURCHASE AGREEMENT

This INITIAL PORTFOLIO PURCHASE AGREEMENT (this “Agreement”), dated as of             , 2015, is entered into by and between Sol-Wind, LLC, a Delaware limited liability company (“Sol-Wind”), Sol-Wind Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sol-Wind (“Holdings” and, together with Sol-Wind, the “Sellers” and each a “Seller”), and Sol-Wind JV SWP LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, pursuant to the Purchase Agreements, each Seller has acquired the Interests in the Project Companies set forth under its name on Schedule I hereto (with respect to each Seller, the “Applicable Project Companies”) from the applicable Development Sellers (as such capitalized terms are hereinafter defined); and

WHEREAS, pursuant to this Agreement, (i) each Seller desires to sell to Purchaser, and Purchaser desires to purchase from each Seller, all of the Interests in the Applicable Project Companies and (ii) each Seller desires to sell and assign to Purchaser, and Purchaser desires to assume from each Seller, all of the rights and obligations of such Seller under the Purchase Agreements for the Applicable Project Companies, in each case upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I—CERTAIN DEFINITIONS

Section 1.1                                   Certain Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Assignment and Assumption Agreements” shall mean agreements providing for the Sellers’ assignment to Purchaser, and Purchaser’s assumption of, all rights and obligations of the Sellers under the Purchase Agreements in a form reasonably acceptable to the Sellers and Purchaser.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the transaction of general business.

“Development Sellers” means the sellers of the Interests in the Project Companies pursuant to Purchase Agreements identified on Schedule I hereto.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Authority” means the government of the United States of America and any state, commonwealth, territory, possession, county or municipality thereof, or the government of any political subdivision of any of the foregoing, the government or agency of any foreign country, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

“Interests” means, collectively, the interests in the Project Companies that the Sellers have agreed to acquire from the Development Sellers pursuant to the Purchase Agreements.  The number and type of Interests in each Project Company that the Sellers have agreed to acquire are set forth opposite the name of such Project Company under the heading “Interests” on Schedule I hereto.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge, assessment, lease, levy or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental Authority.

“Project Companies” means the companies in which the Sellers have agreed to acquire Interests pursuant to the Purchase Agreements, which companies are identified on Schedule I hereto.

“Purchase Agreements” means the agreements pursuant to which the Sellers have agreed to acquire the Interests in the Project Companies from the Development Sellers, which agreements are identified on Schedule I hereto.

“Purchase Price” means, with respect to Sol-Wind,              and, with respect to Holdings,             .

Section 1.2                                   Interpretive Provisions.  Unless otherwise indicated to the contrary herein by the context or use thereof:  (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word “including” means “including, but not limited to”; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iv) words importing the singular shall also include the plural, and vice versa.

ARTICLE II—PURCHASE AND SALE

Section 2.1                                   Purchase and Sale and Assignment and Assumption.  Upon the execution of this Agreement,

(a)                                 Each Seller shall sell, and Purchaser shall purchase from each Seller, the Interests in the Applicable Project Companies free and clear of all Liens.

(b)                                 Each Seller shall assign, and Purchaser shall assume, all rights and obligations of such Seller under the Purchase Agreements for the Applicable Project Companies.

Section 2.2                                   Closing.

(a)                                 The closing of the sale and purchase of the Interests (the “Closing”) will take place upon the execution of this Agreement (the “Closing Date”) at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005.

(b)                                 At the Closing:

(i)                                     Each Seller shall deliver to Purchaser, (A) in the case of Interests that are represented by certificates, the certificates representing the Interests in the Applicable Project Companies, free and clear of all Liens, duly endorsed in blank or accompanied by membership interest transfer powers or other instruments of transfer duly executed in blank, and, (B) in the case of Interests that are not represented by certificates, membership interest transfer powers or other instruments of transfer for the Applicable Project Companies duly executed in blank, in either case together with any required transfer tax stamps affixed thereto;

(ii)                                  Each Seller and Purchaser shall duly execute and deliver to the other an Assignment and Assumption Agreement with respect to each Applicable Project Company; and

(iii)                               Purchaser shall pay or cause to be paid the applicable Purchase Price to each Seller by wire transfer of immediately available funds to such account as shall be designated by such Seller prior to the Closing.

ARTICLE III—REPRESENTATIONS AND WARRANTIES OF SELLER

The Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

Section 3.1                                   Organization, Good Standing, Qualification and Power.  Each Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 3.2                                   Authority.  Each Seller has the requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite limited liability company action on the part of each such Seller.  Each Seller has duly executed and delivered this Agreement.  This Agreement is, or upon its execution and delivery will be (assuming that this Agreement has been duly and validly authorized, executed and delivered by Purchaser), a valid and binding agreement of each Seller, enforceable against each such Seller in accordance with its terms, except as the enforceability hereof or thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

Section 3.3                                   Non-Contravention. Neither the execution and delivery of this Agreement nor the fulfillment of and the performance by either Seller of its obligations hereunder will (a) contravene any provision contained in such Seller’s Governing Documents or (b) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without the lapse of time, the giving of notice or both) under (i) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation to which such Seller is a party or by which such Seller is bound or to which such Seller’s assets or properties are subject or (ii) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority to which such Seller is a party or by which such Seller is bound or to which such Seller’s assets or properties are subject; provided, that no representation or warranty is made in the foregoing clause (b) with respect to matters that, individually or in the aggregate, would not reasonably be expected to materially impair such Seller’s ability to consummate the transactions and perform its obligations contemplated hereby.

Section 3.4                                   Interests.  At the time of the Closing, each Seller will own of record and beneficially all of the Interests in the Applicable Project Companies.  The delivery of instruments of transfer by each Seller in the manner provided in Section 2.2 will transfer to Purchaser good and valid title to the Interests in the Applicable Project Companies, free and clear of all Liens.

Section 3.5                                   Consents.  No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Sellers other than those that have previously been obtained.

Section 3.6                                   Investigation by Sellers; Non-Reliance.  Each Seller is a sophisticated investor with respect to the Interests in the Applicable Project Companies and has received all the information such Seller considers necessary or appropriate for deciding whether to sell the Interests in the Applicable Project Companies.  Each Seller has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent such Seller has deemed necessary and has made its own investment decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon, and without reliance upon, any view expressed by Purchaser, the Applicable Project Companies or any other person.

Section 3.7                                   Brokers.  No Person is or will be entitled to broker’s, finder’s, investment banker’s, financial advisor’s or similar fees from the Sellers in connection with this Agreement or any of the transactions contemplated hereby.

Section 3.8                                   Termination of Factoring Agreements.  At the time of the Closing, each Seller will terminate any and all factoring agreements it has entered into with respect to the Applicable Project Companies.

ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Sellers as follows:

Section 4.1                                   Organization.  Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

Section 4.2                                   Authorization.  Purchaser has the requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly and validly authorized by all requisite limited liability company action.  Purchaser has duly executed and delivered this Agreement.  The Agreement is, or upon its execution and delivery will be (assuming that this Agreement has been duly and validly authorized, executed and delivered by the Sellers), a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as the enforceability hereof or thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

Section 4.3                                   Non-contravention.  Neither the execution and delivery of this Agreement nor the fulfillment of and the performance by Purchaser of its obligations hereunder will (a) contravene any provision contained in Purchaser’s Governing Documents or (b) conflict with, violate or result in a breach (with or without the lapse of time, the giving of notice or both) of, or constitute a default (with or without the lapse of time, the giving of notice or both) under (i) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation to which Purchaser is a party or by which Purchaser is bound or to which Purchaser’s assets or properties are subject or (ii) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority to which Purchaser is a party or by which Purchaser is bound or to which Purchaser’s assets or properties are subject; provided, that no representation or warranty is made in the foregoing clause (b) with respect to matters that, individually or in the aggregate, would not reasonably be expected to materially impair Purchaser’s ability to consummate the transactions and perform its obligations contemplated hereby.

Section 4.4                                   Consents.  No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Purchaser other than those that have previously been obtained.

Section 4.5                                   Brokers.  No Person is or will be entitled to broker’s, finder’s, investment banker’s, financial advisor’s or similar fees from Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

Section 4.6                                   Investment Purpose.  Purchaser will be purchasing the Interests for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable federal, state or provincial securities laws.  Purchaser acknowledges that the sale of the Interests hereunder has not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws, and that the Interests may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act, pursuant to an exemption from the Securities Act or in a transaction not subject thereto.  Purchaser represents that it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act.

ARTICLE V—COVENANTS AND AGREEMENTS

Section 5.1                                   Further Assurances.  Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI—MISCELLANEOUS

Section 6.1                                   Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by reputable overnight courier, by facsimile, by electronic mail or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or if sent by overnight courier, one Business Day after deposit with such courier, or if by facsimile or electronic mail, on the day received, if prior to 5:00 pm local time of the recipient on a Business Day or, if not, on the next Business Day, or if mailed, four Business Days after the date of mailing, as follows:

If to the Sellers:

If to Purchaser:

or to such other address as either party hereto shall notify the other party hereto (as provided above) from time to time.

Section 6.2                                   Expenses.  Except as otherwise expressly set forth in the Agreement, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereby.

Section 6.3                                   Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Section 6.4                                   Jurisdiction and Venue; Expenses.  Each of the parties submits to the exclusive general jurisdiction of any state or federal court within the Borough of Manhattan, the City of New York, New York (the “Court”) and any state or federal appellate court therefrom located within the State of New York (or, only if the Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of New York) in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in the Court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any court other than the Court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

Section 6.5                                   Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT OR ACTION OF EITHER PARTY HERETO.

Section 6.6                                   Assignment; Successors and Assigns.  Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other party hereto, be assigned by either party, by operation of law or otherwise, and any attempted assignment shall be null and void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives.

Section 6.7                                   Counterparts.  This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a mutually executed counterpart to this Agreement.

Section 6.8                                   Entire Agreement.  This Agreement (including the Schedule hereto) constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings between them with respect to such matters.

Section 6.9                                   Severability.  The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

Section 6.10                            No Strict Construction.  Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

Section 6.11                            Specific Performance. The Sellers and Purchaser acknowledge that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by either party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law.  Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party’s obligations not only hereunder but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

Section 6.12                            Amendments.  This Agreement (including the provisions of this Section 6.12) may not be amended or modified except by an instrument in writing signed on behalf of the Sellers and Purchaser.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Initial Portfolio Purchase Agreement to be duly executed as of the day and year first above written.

SOL-WIND, LLC

By:
Name:
Title:

SOL-WIND HOLDINGS, LLC
by Sol-Wind, LLC, its sole member

By:
Name:
Title:

SOL-WIND JV SWP LLC

By:
Name:
Title:

SCHEDULE I

Sol-Wind, LLC

Project Company	Interests	Development Seller	Purchase Agreement
OCI Solar San Antonio 2 LLC	100 Class B Member Interests (100%) of OCI Solar San Antonio 2 LLC	OCI Solar Power LLC	Membership Interest Purchase Agreement by and between Sol-Wind, LLC and OCI Solar Power LLC, dated as of February 19, 2014

GLT Cloverdale Solar, LLC	100 Class B Member Interests (100%) of GLT Cloverdale Solar, LLC	Greenleaf-TNX Clear Skies IV, LLC	Class B Membership Interest Purchase Agreement by and between Greenleaf-TNX Clear Skies IV, LLC and Sol-Wind, LLC, dated as of June 18, 2014

PRCC Solar Holding LLC	100 Class B Member Interests (100%) of PRCC Solar Holding LLC	GASNA 18 LLC	Membership Interest Purchase Agreement by and between GASNA 18 LLC and Sol-Wind, LLC, dated as of March 27, 2014

The following eight project entities (each, a “Company” and together, the “Companies”):

•      SunE GLT Ironwood Solar, LLC

•      NLH1 Solar, LLC

•      GLT SC1 Solar, LLC

•      GLT COMM1 Solar, LLC

•      SunE GLT Patton Solar, LLC

•      SunE GLT Chuckawalla Solar, LLC

•      GLT SLO Solar, LLC

	100% of the issued and outstanding limited liability company membership interests in each of the Companies	Greenleaf-TNX Clear Skies I, LLC; Greenleaf-TNX Clear Skies IV, LLC; Greenleaf-TNX Management, LLC; and Sunpeak Universal Holdings, Inc.

Membership Interest Purchase Agreement by and between Greenleaf-TNX Clear Skies I, LLC; Greenleaf-TNX Clear Skies IV, LLC; Greenleaf-TNX Management, LLC; and Sunpeak Universal Holdings, Inc. and Sol-Wind, LLC, dated as of May 2, 2014

Renewable Energy Project LLC	Option to purchase 100 Class B Member Interests (100%) of Renewable Energy Project LLC	South Park US 1, LLC	Membership Interest Purchase Option by and between South Park US 1, LLC and Sol-Wind, LLC, dated as of July 11, 2014

Renewable Energy Project II LLC	100 Class B Interests (100%) of Renewable Energy Project II LLC	South Park US 2, LLC	Class B Membership Interest Purchase Agreement by and between South Park US 2, LLC and Sol-Wind, LLC, dated as of October 14, 2014

Project Company	Interests	Development Seller	Purchase Agreement
SAH Holdings LLC	100 limited liability company membership interests (100%) of SAH Holdings LLC	Solar Asset Holdings LLC; Centaurus Capital LP; Goldhill Investments LP; Jeffrey McMahon; and P&CMB, LLC

Membership Interest Purchase Agreement by and among Sol-Wind, LLC, each of the persons listed on Exhibit A thereto, SAH Holdings LLC and Solar Asset Holdings LLC, as Seller and as Sellers’ Representative, dated as of August 8, 2014

SunRay Power OPCO I, LLC	1,000 limited liability company membership interests (100%) of SunRay Power OPCO I, LLC	Robert Koltun; Zor Rothman; Paul & Zina Rothman; David Khasidy; GreenFutures Capital, LLC; SunRay Power Management, LLC; and SunRay Power, LLC

Membership Interest Purchase Agreement by and among Sol-Wind, LLC, each of the persons listed on Exhibit A thereto, Sunray Power OPCO I, LLC and Sunray Power LLC, as Seller and as Sellers’ Representative, dated as of August 8, 2014

SunRay Power OPCO II, LLC	100% of the issued and outstanding limited liability company membership interests of SunRay Power OPCO II, LLC	24 Persons listed in Exhibit A of the Purchase Agreement

Membership Interest Purchase Agreement by and among Sol-Wind, LLC, each of the persons listed on Exhibit A thereto, Sunray Power OPCO II, LLC and Sunray Power LLC, as Seller and as Sellers’ Representative, dated as of August 8, 2014

Palmer Solar Holdings LLC	100 Series B Member Interests (100%) of Palmer Solar Holdings LLC	Solar Asset Holdings LLC; Centaurus Capital LP; Solventerra, LLC; Goldhill Investments LP; Jeffrey McMahon; and P&CMB, LLC

Membership Interest Purchase Agreement by and among Sol-Wind, LLC, each of the persons listed on Exhibit A thereto, Palmer Solar Holdings LLC and Solar Asset Holdings LLC, as Seller and as Sellers’ Representative, dated as of August 8, 2014

SR Acquisitions Solar LLC	1 limited liability company membership interest (100%) of SR Acquisitions Solar LLC	Gregg Wasser

Membership Interest Purchase Agreement by and among Sol-Wind, LLC, each of the persons listed on Exhibit A thereto, SR Acquisitions Solar LLC and Gregg Wasser, as Seller and as Sellers’ Representative, dated as of August 8, 2014

SunRay Joint Venture Solar LLC	100% of the issued and outstanding limited liability company membership interests of SunRay Joint Venture Solar LLC	Gregg Wasser; and SunRay Power, LLC

Membership Interest Purchase Agreement by and among Sol-Wind, LLC, each of the persons listed on Exhibit A thereto, Sunray Joint Venture Solar LLC and Gregg Wasser, as Seller and as Sellers’ Representative, dated as of August 8, 2014

2

Project Company	Interests	Development Seller	Purchase Agreement
Foundation CA Fund VII Manager, LLC	100% of the issued and outstanding limited liability company membership interests of Foundation CA Fund VII Manager, LLC	Foundation HA Energy Generation, LLC

Membership Interest Purchase Agreement by and among Sol-Wind, LLC, Foundation HA Energy Generation, LLC and for the purposes of Section 5.7 as Guarantor, Foundation Windpower, LLC, dated as of August 12, 2014

Concept Solar, LLC	100% of the issued and outstanding limited liability company membership interests of Concept Solar, LLC	Black Rhino LP, Concept Solar Management, LLC and SunRay Power, LLC

Membership Interest Purchase Agreement by and among Sol-Wind, LLC, each of the persons listed on Exhibit A thereto, Concept Solar, LLC and Concept Solar Management, LLC, as Seller and as Sellers’ Representative,  dated as of November 15, 2014

Fairfield Wind Manager, LLC	100% of the issued and outstanding limited liability company membership interests of Fairfield Wind Manager, LLC	Fairfield Wind, LLC	Membership Interest Purchase Agreement by and among Fairfield Wind, LLC, Foundation Windpower, LLC and Sol-Wind, LLC, dated as of August 12, 2014

Foundation HA Energy Generation, LLC	100% of the issued and outstanding limited liability company membership interests of Foundation HA Energy Generation, LLC	Foundation Windpower, LLC	Membership Interest Purchase Agreement by and between Foundation Windpower, LLC and Sol-Wind, LLC, dated as of November 6, 2014

Each of the following project entities (together, the “Companies”): • Foundation CA Fund V Manager, LLC • Foundation CA Fund VI Manager, LLC	100% of the issued and outstanding limited liability company membership interests in each of the Companies	Foundation HA Energy Generation, LLC	Membership Interest Purchase Agreement by and among Foundation HA Energy Generation, LLC, Foundation Windpower, LLC and Sol-Wind, LLC, dated as of November 6, 2014

3

Sol-Wind Holdings, LLC

Project Company	Interests	Development Seller	Purchase Agreement
Solar Eclipse Fund Holding IX, LLC	100 Class B Member Interests (100%) of Solar Eclipse Fund Holding IX, LLC	Double Backflip, Inc.	Class B Membership Interest Purchase Agreement by and between Double Backflip, Inc. and Sol-Wind Holdings, LLC, dated as of July 10, 2014

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